As filed with the Securities and Exchange Commission on June 26, 2025

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa John’s Boulevard

Louisville, Kentucky 40299

(502) 261-7272

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Papa John’s International, Inc.

2018 Omnibus Incentive Plan

(Full title of the Plan)

Caroline M. Oyler

Chief Legal and Risk Officer and Corporate Secretary

Papa John’s International, Inc.

2002 Papa John’s Boulevard

Louisville, Kentucky 40299

(502) 261-7272

(Name, address and telephone number of agent for service)

Copy to:

John B. Beckman

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting	Smaller reporting company ☐
company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act company ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of Papa John’s International, Inc., Inc. (the “Registrant”) is being filed to register 4,900,000 additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) authorized for issuance pursuant to the Papa John's International, Inc.'s 2018 Omnibus Incentive Plan, as amended (the “2018 Plan”). The Registrant previously registered shares of Common Stock under the 2018 Plan on Registration Statement on Form S-8 (File No. 333-224770) filed on May 9, 2018 (the “Prior Registration Statement”). On February 20, 2025, the Registrant’s Board of Directors adopted an amendment to the 2018 Plan to increase the number of shares of Common Stock available for issuance thereunder by 4,900,000 (the “Amendment”), subject to stockholder approval. The Registrant's stockholders approved the Amendment at the Registrant’s Annual Meeting of Stockholders on May 1, 2025.

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented, amended, or superseded by the information set forth herein.

Item 8. Exhibits

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017).

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock registered hereby.*

10.1	Papa John’s International, Inc. 2018 Omnibus Incentive Plan. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed May 1, 2018).

10.2	First Amendment to the Papa John’s International, Inc. 2018 Omnibus Incentive Plan.*

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).*

23.2	Consent of Ernst & Young LLP, independent registered public accountants.*

24.1	Power of Attorney (included in the signature page to this registration statement).*

107	Filing Fee Table.*

*   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on June 26, 2025.

Papa John’s International, Inc. (Registrant)

By:	/s/ Todd A. Penegor
Todd A. Penegor
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Caroline M. Oyler and John Matter his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 26, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd A. Penegor	Director, President and Chief Executive Officer (Principal Executive Officer)
Todd A. Penegor

/s/ Ravi M. Thanawala	Chief Financial Officer and EVP, International (Principal Financial Officer and Principal Accounting Officer)
Ravi M. Thanawala

/s/ Christopher L. Coleman	Chairperson
Christopher L. Coleman

/s/ John W. Garratt	Director
John W. Garratt

/s/ Stephen L. Gibbs	Director
Stephen L. Gibbs

/s/ Laurette T. Koellner	Director
Laurette T. Koellner

/s/ Jocelyn C. Mangan	Director
Jocelyn C. Mangan

/s/ Sonya E. Medina	Director
Sonya E. Medina

/s/ John C. Miller	Director
John C. Miller